UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2025

ALPHA MODUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 252-5050

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMOD	The Nasdaq Stock Market, LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	AMODW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure set forth in Item 5.02 below is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2025, Alpha Modus Holdings, Inc., a Delaware corporation (the “Company” or “Alpha Modus”) appointed Thomas Gallagher as the Chief Revenue Officer of the Company.

Mr. Gallagher, age 64, is a seasoned technology executive who brings substantial sales and go-to-market leadership experience to Alpha Modus. Throughout his career, Mr. Gallagher has demonstrated an ability to build high performing teams and grow top line revenue. He has held senior executive roles with companies like Zones as Senior Vice President of the Services and Solutions (March 2023-January 2025), DXC as VP Sales for all North and South American Industries (August 2021-January 2023), and Capgemini NA as Chief Sales Officer of Cloud Infrastructure Services (March 2018-August 2021). Mr. Gallagher has also held senior sales roles with IBM, HP/EDS and AT&T. His extensive cross industry and growth mentality are key for Alpha Modus’ next phase of business acceleration. Mr. Gallagher is a graduate of the United States Naval Academy, with a degree in Systems Engineering, and he served five years in the Marine Corps as a Captain.

In connection with Mr. Gallagher’s appointment as CRO, the Company entered into an employment agreement with Mr. Gallagher effective as of January 2, 2025 (the “Gallagher Employment Agreement”). The agreement, which has an initial one-year term, provides that Mr. Gallagher will receive an initial annual base salary of $175,000, as well as $250,000 in Company common stock per year (vesting and issued on a quarterly basis), valued at the average closing price of the Company’s common stock for the 10 trading days prior to an ending the last trading day of each quarter. Mr. Gallagher is also eligible for an annual performance-based cash and/or stock award bonus based on performance and the Company’s ability to achieve EBITDA and financial goals as determined by the Company, as well as annual grants of long-term incentive awards under and subject to the terms of the Company’s equity or other long-term incentive plans in effect from time to time. If Mr. Gallagher’s employment with the Company is terminated by the Company without “cause” (as defined in the agreement) prior to the expiration of the initial one-year term, he will receive severance consisting of one month of current base salary, payable in a lump sum within 60 days. However, Mr. Gallagher will receive severance, payable in a lump sum within 60 days, in an amount equal to the highest base salary during the prior three years, plus his average annual bonus, if termination of his employment occurs (i) without “cause” following a change in control of the Company, (ii) after Mr. Gallagher has resigned as a result of a material diminution in his authority, duties, or responsibilities, a material reduction in base salary or other compensation benefits, relocation of more than 50 miles from Mr. Gallagher’s then-current place of employment being required by the Board, or material breach by the Company of the employment agreement, or (iii) after Mr. Gallagher has resigned in connection with a change in control of the Company as a result of the Company’s failure to obtain the assumption of the employment agreement following the change in control. Mr. Gallagher’s right to receive these severance benefits is subject to his providing a release of claims to the Company and his continued compliance with confidentiality, non-solicitation and other covenants in favor of the Company.

On January 2, 2025, the Company entered into director agreements (the “Director Agreements”) with its non-employee members of the Board of Directors, Gregory Richter, Michael Garel, Scott Wattenberg, and William Ullman, to be considered effective as of closing of the Company’s business combination with Alpha Modus, Corp. (December 13, 2024), pursuant to which the Company generally agreed to indemnify each of the non-employee directors to the broadest extent permitted by law and agreed to pay each non-employee director (i) $100,000 in common stock per annum, payable quarterly on the first day of each fiscal quarter and valued based on the closing price of the Company’s common stock on December 13, 2024, and (ii) $25,000 in cash per annum, payable in quarterly installments.

The forgoing descriptions of the Gallagher Employment Agreement and Director Agreements are qualified in their entirety by the full text of the Gallagher Employment Agreement and Director Agreements, copies of which are attached hereto as Exhibits 10.1-10.5, and incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Incorporated By Reference
Exhibit No.	Description	Form	Exhibit	Filing Date
10.1++	Employment Agreement, dated January 1, 2025, by and between Alpha Modus Holdings, Inc. and Thomas Gallagher
10.2++	Director Agreement, effective as of December 13, 2024, by and between Alpha Modus Holdings, Inc. and Gregory Richter
10.3++	Director Agreement, effective as of December 13, 2024, by and between Alpha Modus Holdings, Inc. and Michael Garel
10.4++	Director Agreement, effective as of December 13, 2024, by and between Alpha Modus Holdings, Inc. and Scott Wattenberg
10.5++	Director Agreement, effective as of December 13, 2024, by and between Alpha Modus Holdings, Inc. and William Ullman
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

++	Indicates a management or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA MODUS HOLDINGS, INC.

Date: January 8, 2025	By:	/s/ William Alessi
	Name:	William Alessi
	Title:	President and Chief Executive Officer